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                                                                     EXHIBIT 5.1


                         [ALSTON & BIRD LLP LETTERHEAD]




                                 August 31, 1998


Tropical Sportswear Int'l Corporation
4902 West Waters Avenue
Tampa, Florida 33634-1302

Savane International Corp.
Apparel Network Corporation
Tropical Sportswear Company, Inc.
c/o Tropical Sportswear Int'l Corporation
4902 West Waters Avenue
Tampa, Florida 33634-1302


         Re: Tropical Sportswear Int'l Corporation -- Registration Statement on Form S-4 with respect to offer for any and all outstanding 11% Senior Subordinated Notes due 2008 in exchange for a new series of 11% Senior Subordinated Notes due 2008

Ladies and Gentlemen:

         We have acted as counsel to Tropical Sportswear Int'l Corporation, a Florida corporation (the "Company"); Savane International Corp., a Texas corporation ("Savane"); Apparel Network Corporation, a Florida corporation ("ANC"); and Tropical Sportswear Company, Inc., a Delaware corporation (together with Savane and ANC, the "Subsidiary Guarantors"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (a) $100,000,000 aggregate principal amount of a new series of the Company's 11% Senior Subordinated Notes due 2008 (the "Exchange Notes") and (b) the guarantees (the "Guarantees") with respect thereto by the Subsidiary Guarantors, in each case pursuant to a Registration Statement on Form S-4 (the "Registration Statement"). The Exchange Notes and the Guarantees will be issued pursuant to the terms of the Indenture dated as of June 24, 1998 among the Company, the Subsidiary Guarantors and SunTrust Bank, Atlanta, as trustee (the "Trustee"), in exchange for an identical principal amount of any and all of the Company's outstanding 11% Senior Subordinated Notes due 2008 (the "Old Notes") and the Guarantees with respect thereto, which were issued and sold by the Company and the Subsidiary Guarantors, as applicable, in a transaction not registered under the Securities Act in reliance upon exemptions under the Securities Act.

         In connection with the foregoing, we have examined (a) the Articles or Certificate of Incorporation, as applicable, and Bylaws of the Company and each Subsidiary Guarantor, the
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Tropical Sportswear Int'l Corporation
Savane International Corp.
Apparel Network Corporation
Tropical Sportswear Company, Inc.
August 31, 1998
Page 2


corporate proceedings taken by the Company and each Subsidiary Guarantor to authorize the offering, sale and issuance of the Old Notes and the Exchange Notes, the Indenture (including the form of the Exchange Notes) and the Registration Statement. We also have examined and relied upon such other records, documents and other instruments in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         Based on the foregoing, we are of the opinion that the Exchange Notes and the Guarantees have been duly authorized and, when issued and exchanged for the Old Notes in accordance with the terms of the Exchange Offer described in the Prospectus included in the Registration Statement, will be validly issued and binding obligations of the Company and the Subsidiary Guarantors, respectively.

         The opinions expressed above are subject to (a) applicable bankruptcy, receivership, conservatorship, fraudulent conveyance, insolvency, moratorium, reorganization and similar laws affecting the enforcement of creditors' rights and remedies generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (c) certain other limitations that exist relating to the rights of set-off, indemnity and contribution and by virtue of public policy.

         We are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in Georgia, and we express no opinion with respect to the laws of any jurisdiction other than the State of Georgia, the State of Florida, the State of Texas, the State of New York and the federal laws of the United States of America. With your permission, as to matters of Florida and Texas law, we have relied solely on the opinions of local counsel.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                    Sincerely,

                                    ALSTON & BIRD LLP


                                    By: /s/ Michael R. McAlevey
                                       -----------------------------------------
                                       Michael R. McAlevey, a Partner